Exhibit 10.38

DISCRETIONARY REVOLVING LINE OF CREDIT NOTE

$7,500,000.00	Louisville, Kentucky
as of June 29, 2007

FOR VALUE RECEIVED, the undersigned, CITIZENS FINANCIAL CORPORATION, a Kentucky corporation (“Borrower”), having an address of Suite 300, The Marketplace, 12910 Shelbyville Road, Louisville, Kentucky 40243, hereby promises and agrees to pay to the order of DARRELL R. WELLS (“Lender”), having an address of Suite 310, 4310 Brownsboro Road, Louisville, Kentucky 40207, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) or so much thereof as may be advanced by Lender to or for the account of Borrower (the “Loan”), together with interest thereon or on the balance thereof from time to time outstanding, to be computed as hereinafter provided from the date hereof until the said principal sum shall be fully repaid, all without any relief whatever from valuation or appraisement laws and with reasonable attorney’s fees, on or before June 30, 2008 (the “Final Maturity Date”).

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE HOLDER OF THIS DISCRETIONARY REVOLVING LINE OF CREDIT NOTE (THIS “NOTE”) SHALL HAVE THE RIGHT TO REQUIRE REPAYMENT IN FULL OF THIS NOTE IN WHOLE OR IN PART AND ALL ACCRUED AND UNPAID INTEREST HEREON BY GIVING WRITTEN NOTICE TO BORROWER AT THE ADDRESS FIRST SET FORTH ABOVE SPECIFYING A DATE FOR REPAYMENT THAT SHALL BE NOT LESS THAN NINETY (90) DAYS AFTER THE DATE BORROWER RECEIVES SUCH NOTICE.

This Note amends, consolidates, restates and replaces the Third Amended, Consolidated and Restated Promissory Note ($5,630,000.00) dated as of April 2, 2007 made by Borrower to the order of Lender (the “Prior Note”).  This Note is not intended to be and shall not be construed as a novation of the indebtedness evidenced by the Prior Note.  This Note shall be entitled to the benefits (in the same priority) of, interalia, any security at any time granted and pledged by Borrower to Lender in conjunction with the original execution and delivery of the Prior Note or predecessor notes or by Borrower or any other person at any time thereafter.  This Note also evidences an additional loan from Lender to Borrower made on the date hereof in the original principal amount of One Hundred Thirty Thousand Dollars ($130,000.00).  As of the date hereof, this Note evidences a principal balance disbursed and outstanding of Five Million Seven Hundred Sixty Thousand Dollars ($5,760,000.00) plus interest accrued under the Prior Note and a predecessor note from and after April 1, 2007.

Lender may make disbursements of the Loan hereunder (“Advances”) from time to time in his sole and absolute discretion to or for the account of Borrower, including without limitation payments of interest on the Loan.  Borrower may borrow, repay in whole or in part without premium or penalty, and reborrow hereunder, subject to the terms hereof.

Lender shall record in his accounts the date and amount of each Advance and each payment on this Note from time to time, which accounts shall be deemed correct and complete in the absence of manifest error.

The principal sums actually disbursed and outstanding hereon from time to time shall bear interest for each calendar quarter (each such calendar quarter, an “Interest Period”) at a rate per annum equal to the greater of [i] six percent (6%) or [ii] one percent (1%) in excess of the Prime Rate as it existed at the opening of business on the first day of such Interest Period.  The interest rate per annum shall be reset at the opening of business on the first day of each Interest Period hereafter (each an “Adjustment Date”) so that for the Interest Period beginning on that day the interest rate per annum shall equal the greater of [i] six percent (6%) or [ii] one percent (1%) in excess of the Prime Rate at the opening of business on that day.  The “Prime Rate, as used in this Note, shall mean that rate of interest announced from time to time by National City Bank (the “Bank”) to be its prime rate at its principal office in Louisville, Kentucky, it being understood and agreed that such rate shall not necessarily be the lowest rate the Bank then offers to its most creditworthy borrowers.  As of April 1, 2007, the Prime Rate of the Bank was eight and one-quarter percent (8-1/4%), and accordingly the interest rate per annum on this Note until the first Adjustment Date shall be nine and one-quarter percent (9-1/4%).

Principal of this Note shall be paid in a single payment on the Final Maturity Date.  All accrued and unpaid interest shall be paid on each Adjustment Date for the preceding Interest Period and also on the Final Maturity Date or any other date on which the principal balance of this Note is paid in full.  Failure of Lender to make an Advance for the payment of interest on this Note shall not relieve Borrower of the obligation to pay interest accrued on this Note.

All payments of principal and interest and any other sums due under this Note shall be made in immediately available funds to Lender at his address set forth above in this Note or to such other person or at such other address as may be designated in writing by the holder of this Note.  All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as Lender may elect in his sole discretion.

Any payment on this Note that is overdue for more than five (5) days from its due date shall, if requested by and at the sole option of the holder of this Note, in order to compensate the holder for the inconvenience and administrative expense incident to such delinquency and not as a penalty, be increased by an amount equal to five percent (5%) of the overdue payment, unless such increase would exceed the maximum increase permitted by law, in which event the overdue payment shall be increased by such lesser increment, if any, as would not exceed the maximum increase permitted by law.  The charging or collection of a late charge shall not be deemed a waiver of any of the holder’s other rights and remedies hereunder, including, if applicable, the right to exercise the remedies of the holder upon a default under this Note as hereinafter provided.

The occurrence of any one or more of the following shall constitute a default under this Note:  [i] Borrower does not pay any installment of principal of, or interest on, this Note as and when due or within five (5) days thereafter; [ii] a proceeding is filed or commenced against Borrower for dissolution or liquidation that is not dismissed within sixty (60) days after filing; [iii] Borrower becomes insolvent, or a custodian, trustee, liquidator or receiver is appointed for Borrower or for any of its property, or Borrower makes an assignment for the benefit of its creditors, files a petition under bankruptcy, insolvency or debtor’s relief law or for any readjustment of indebtedness, composition or extension or [iv] any such proceeding is filed against Borrower and is not dismissed within sixty (60) days).

Whenever there is a default under this Note, the entire principal balance of and all accrued interest on this Note, shall, at the option of Lender, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Borrower).  Upon any such default, the rate of interest applicable to the entire unpaid principal balance of this Note shall, at the sole and exclusive option of the holder of this Note, be increased by four percent (4%) per annum, unless the resulting rate would exceed the maximum rate permitted by law, in which event the rate of interest shall be increased to a rate that shall not exceed such maximum rate.

This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or retention of money loaned hereunder exceed the maximum amount permissible under applicable law.  If from any circumstance the holder of this Note shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of the interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.

Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time.  All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law.  Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Borrower’s other obligations under this Note.

If there is any default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the holder hereof its reasonable attorneys’ fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder’s rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

This Note, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America.

Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, and diligence in collection, and further waive all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Borrower, or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of the any other documents securing or pertaining to this Note, without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Borrower hereunder and without waiving any rights the holder may have hereunder or by virtue of the laws of this state or any other state of the Unites States.

Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Jefferson, Commonwealth of Kentucky, and irrevocably agrees that, subject to Lender’s sole and absolute election, any case or proceeding relating to Title 11 of the United States Code and any actions relating to the indebtedness evidenced hereby shall be litigated in such courts, and Borrower waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this paragraph shall affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

LENDER AND BORROWER ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS.

CITIZENS FINANCIAL CORPORATION

By:    /s/ Len E. Schweitzer
Len E. Schweitzer
Vice President, Accounting, and Chief
 Financial Officer

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